UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 4, 2011
DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 17th Floor San Francisco, California	94111

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 445-7444
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On March 8, 2011, Diamond Foods, Inc. announced its financial results for the second fiscal quarter ended January 31, 2011. Diamond Foods also provided forward-looking guidance for the third fiscal quarter ending April 30, 2011 and the full fiscal year ending July 31, 2011. A copy of the press release announcing those results and guidance is attached to this report as Exhibit 99.01. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of Diamond Foods, whether made before or after the date of this report, regardless of any general incorporation language in the filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) Departure of Director.
On March 4, 2011, Dennis Mussell retired as a member of the Diamond Foods Board of Directors, effective immediately.
Item 7.01 Regulation FD Disclosure
On March 4, 2011, Dennis Mussell announced his retirement from the Board of Directors of Diamond Foods, after serving as a member of the Board since July 2005. Mr. Mussell informed the Company that he was leaving the Board to devote his time to pursuing personal interests. Michael J. Mendes, the Company’s Chairman, President and Chief Executive Officer, thanked Mr. Mussell on behalf of the Board of Directors for the expertise, experience and insight that he brought to the Board, and wished him well in all of his future endeavors.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit	Description
99.01	Diamond Foods, Inc. Press Release dated March 8, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.
Date: March 8, 2011	By:	/s/ Steve Neil
		Name:	Steve Neil
		Title:	Executive Vice President, Chief Financial and Administrative Officer

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